EXHIBIT 4.2








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                                    TELEDYNE, INC.

                                         and

                           ALLEGHENY TELEDYNE INCORPORATED

                                          to

                         HARRIS TRUST COMPANY OF CALIFORNIA,
                                      as Trustee

                                   ----------------

                                      INDENTURE

                               Dated as of June 1, 1969

                                   ----------------

                            FOURTH SUPPLEMENTAL INDENTURE

                             Dated as of August 15, 1996

                                   ----------------

                     Guarantee by Allegheny Teledyne Incorporated








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
                    FOURTH SUPPLEMENTAL INDENTURE ("Fourth Supplemental Indenture"), dated as of August 15, 1996, by and among TELEDYNE, INC., a Delaware corporation (hereinafter called the "Company"), having its principal office at 1901 Avenue of the Stars, Los Angeles, California 90067, ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation (hereinafter called the "Guarantor"), having its principal office at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222, and HARRIS TRUST COMPANY OF CALIFORNIA, a California trust company, as Trustee (hereinafter called the "Trustee").

                               RECITALS OF THE COMPANY

                    Continental Motors Corporation, a Virginia corporation (hereinafter called "Continental") and a predecessor by merger to the Company, has heretofore executed and delivered to Bank of America National Trust and Savings Association, a national banking association (hereinafter called "Bank of America"), as Trustee, an Indenture dated as of June 1, 1969 and a First Supplemental Indenture dated as of October 31, 1969 (such instruments and the supplemental indentures mentioned below, hereinafter collectively called the "Indenture"), providing for the issue of subordinated debentures of Continental designated as its 7% Subordinated Debentures Due 1999 (the "Debentures"). Pursuant to the Indenture, Debentures were issued and $22,447,260 in aggregate principal amount of the Debentures are now Outstanding.

                    Pursuant to the Indenture, the Company and Continental have heretofore executed and delivered to Security Pacific National Bank, a national banking association, as Trustee, a Second Supplemental Indenture dated as of December 16, 1969, wherein the Company expressly assumed the due and punctual payment of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by Continental in connection with the merger of Continental with and into a corporation and the merger of such corporation with and into the Company. The Second Supplemental Indenture recited that Bank of America had resigned as trustee under the Indenture and that Security Pacific National Bank had been appointed successor trustee and had accepted such appointment.

                    Pursuant to the Indenture, the Company and Bank of America executed and delivered a Third Supplemental Indenture dated as of July 12, 1994, to Harris Trust Company of California, a California trust company (hereinafter called the "Trustee"), to evidence, among other things, the resignation of Bank of America as trustee under the Indenture and the appointment of the Trustee as successor trustee and its acceptance of such appointment.

                    On the date of this Fourth Supplemental Indenture, a wholly-owned subsidiary of the Guarantor has merged with and into the Company with the Company being the surviving corporation (the "Merger"), whereupon the Company has become a wholly-owned subsidiary of the Guarantor.

                    The Company desires to obtain an exemption from the requirements of filing with the Securities and Exchange Commission an annual report and such periodic information, documents and other reports as are required by Sections 13 and 15(d) of the Securities Exchange Act of 1934 with respect to the Company during and for its current fiscal year and thereafter, and for that purpose the Company and the Guarantor are willing to supplement the Indenture by adding thereto the provisions set forth in this Fourth Supplemental Indenture pursuant to Article Nine of the Indenture. Such Guarantee is for the benefit, and will not adversely affect the interests, of the Holders.

                    The Company has delivered to the Trustee an Opinion of Counsel stating that the execution of this Fourth Supplemental Indenture is permitted by the Indenture.

                    NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE
          WITNESSETH:

                    For and in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                     ARTICLE IV-1

                                      Guarantee

                    SECTION IV-101. Obligation of Guarantor. The Guarantor hereby expressly guarantees the due and punctual payment of the principal of and premium, if any, and interest on the Debentures, when and as the same shall become due and payable, whether upon acceleration, redemption or stated maturity, in accordance with the terms of the Debentures and the Indenture (herein called the "Guarantee"), and in case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to make any such payment, or cause any such payment to be made, punctually when and as the same shall be due and payable in accordance with the terms of the Debentures and the Indenture, and as if such payment were made by the Company. The Guarantor does not hereby guarantee the performance by the Company of any other of the Company's covenants, agreements or obligations under the Debentures or the Indenture. The Guarantee shall be deemed to be a third-party beneficiary agreement for the benefit of the Holders of the Debentures from time to time.

                    Upon any failure by the Guarantor to make due and punctual payment of the principal, premium, if any, and/or interest with respect to which a failure by the Company to make due and punctual payment in accordance with the terms of the Debentures and the Indenture shall have occurred, the Trustee and the Holders of the Debentures shall have, with respect to the Guarantor, the same rights, powers and duties, exercisable in accordance with the same terms and conditions and subject to the same limitations, as apply under the Indenture with respect to such failure by the Company.

                    SECTION IV-102. Reports, etc. by Guarantor. The Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                     ARTICLE IV-2

                                    Subordination

                    SECTION IV-201. Guarantee Subordinate to Senior Guarantor Debt. The Guarantor covenants and agrees, and each Holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the Guarantee shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Guarantor Debt.

                    For all purposes of the Indenture and this Fourth Supplemental Indenture, "Senior Guarantor Debt" means the principal of (and premium, if any) and interest on the following, whether outstanding at the date hereof or thereafter incurred or created: (a) indebtedness of the Guarantor for money borrowed or other indebtedness to banks or financial institutions evidenced by notes or other written obligations, (b) indebtedness of the Guarantor evidenced by notes, debentures (other than the Debentures), bonds or other securities issued under the provisions of an indenture or similar instruments, (c) indebtedness of others of either of the kinds described in the preceding clauses (a) and (b) assumed or guaranteed by the Guarantor and (d) renewals, extensions and refundings of indebtedness of the kinds described in the preceding clauses (a),
          (b) and (c), together with any liability or obligation of the Guarantor to pay money (other than as lessor) in connection with any lease of equipment; unless in the case of any particular indebtedness, renewal, extension or refunding, or liability or obligation in connection with any lease of equipment, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness, renewal, extension or refunding, or liability or obligation in connection with any lease of equipment, is not superior in right of payment to the Guarantee; provided, however, that notwithstanding clause (c) of this paragraph, Senior Guarantor Debt shall not include Guarantor's guarantee of even date herewith of the Company's debentures issued pursuant to that certain indenture dated as of June 1, 1974 as supplemented, which guarantee shall be pari passu in right and time of payment with the obligations of Guarantor hereunder.

                    SECTION IV-202. Rights of Senior Guarantor Debt Upon Dissolution, etc. In the event of any payment or distribution of assets of the Guarantor upon its dissolution, winding up or liquidation or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Guarantor or its property (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or upon any other marshaling of the assets and liabilities of the Guarantor, or otherwise),

                    (1) all Senior Guarantor Debt shall first be paid in
               full, or provision made for such payment, before any payment is made by the Guarantor on account of the principal of (and premium, if any) or interest on the indebtedness evidenced by the Debentures;

                    (2) any payment or distribution of assets of the
               Guarantor of any kind or character, whether in cash, property or securities (other than stock of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Guarantee, to the payment of all Senior Guarantor Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), to which the Holders of the Debentures would be entitled except for the provisions of this Article, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Guarantor Debt or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Guarantor Debt may have been issued pro rata, as their respective interests may appear, for application to the payment of all Senior Guarantor Debt remaining unpaid to the extent necessary to pay all Senior Guarantor Debt in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Guarantor Debt; and

                    (3) in the event that, notwithstanding the foregoing,
               any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (other than stock of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Guarantee, to the payment of all Senior Guarantor Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or the Holders of the Debentures before all Senior Guarantor Debt is paid in full, or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Guarantor Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Guarantor Debt may have been issued, pro rata as their respective interests may appear, for application to the payment of all Senior Guarantor Debt remaining unpaid to the extent necessary to pay all such Senior Guarantor Debt in full after giving effect to any concurrent payment of distribution, or provision therefor, to the holders of such Senior Guarantor Debt.

          The Guarantor shall give prompt written notice to the Trustee of any such dissolution, winding up, liquidation, reorganization, readjustment, arrangement or similar proceeding. The Trustee (subject to Section 601 of the Indenture) shall be entitled to assume that no such event has occurred unless and until the Trustee shall have received notice in writing thereof from the Guarantor or a holder of Senior Guarantor Debt. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Trustee (subject to Section 601 of the Indenture) shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for benefit of creditors or other liquidating agent making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Guarantor Debt and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                    SECTION IV-203. Subrogation and Purpose of Article. Subject to the payment in full of all Senior Guarantor Debt, Holders of the Debentures (together with the holders of any other indebtedness of the Guarantor which is subordinate in right of payment to the payment of other indebtedness of the Guarantor but is not subordinate in right of payment to the Guarantee and by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Guarantor Debt to receive payments or distributions of assets of the Guarantor made on the Senior Guarantor Debt until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Guarantor Debt of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Guarantor Debt by the Holders of the Debentures shall, as between the Guarantor, its creditors other than the holders of Senior Guarantor Debt and the Holders of Debentures, be deemed to be a payment by the Guarantor to or on account of Senior Guarantor Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Guarantor Debt, on the other hand.

                    SECTION IV-204. Effect of Article on Other Creditors. Nothing contained in this Article or in the Indenture, or in the Debentures, is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Senior Guarantor Debt, and the Holders of the Debentures, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Guarantor other than the holders of Senior Guarantor Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Debt in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

                    SECTION IV-205. Default on Senior Guarantor Debt. If there shall have occurred a default on any Senior Guarantor Debt, then, unless and until such default shall have been cured or waived, no payment shall be made by the Guarantor with respect to the principal (including any Sinking Fund payments) of (or premium, if any) or interest on the Debentures, except that

          Debentures acquired prior to default may be delivered in lieu of a Sinking Fund payment in cash in accordance with Section 1202 of the Indenture.

                    SECTION IV-206. Payments by Guarantor and Trustee. Nothing contained in this Article or in the Indenture, or in any of the Debentures, shall prevent:

                    (1) the Guarantor from making payment of the principal
               of (or premium, if any) or interest on the Debentures or from depositing with the Trustee or any Paying Agent moneys for such payments, at any time except under the conditions described in Section IV-205 or during the pendency of any dissolution, winding up or liquidation of the Guarantor or reorganization, readjustment, arrangement or other proceeding affecting the affairs of the Guarantor; or

                    (2) the application by the Trustee or any Paying Agent
               of any moneys deposited with it under the Indenture or this Fourth Supplemental Indenture to the payment of or on account of the principal of (or premium, if any) or interest on the Debentures, or the acceptance by the Trustee of Debentures delivered in lieu of a Sinking Fund payment in cash in accordance with Section 1202 of the Indenture, if such payment or delivery would not have been prohibited by the provisions of Section 1202 of the Indenture or Section IV-205 on the dates such moneys were so deposited or Debentures delivered.

                    SECTION IV-207. Enforcement Rights not Prejudiced. No right of any present or future holders of any Senior Guarantor Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Fourth Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                    SECTION IV-208. Trustee as Attorney-in-Fact. By accepting a Debenture, the Holder thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                    SECTION IV-209. Trustee's Senior Guarantor Debt. The Trustee shall be entitled to all the rights set forth in this
          Article in respect of any Senior Guarantor Debt at any time held by it, to the same extent as any other holder of Senior Guarantor Debt, and nothing in Section 613 or elsewhere in the Indenture shall deprive the Trustee of any of its rights as such holder.

                    SECTION IV-210. Relation to Other Subordinated Debt. The Guarantor covenants and agrees that any indebtedness of the Guarantor or any successor to the Guarantor (other than Senior Guarantor Debt and the Debentures), whether outstanding at the date hereof or thereafter incurred or created, evidenced by notes, debentures, bonds or other securities issued either under an indenture or similar instrument which contains a provision subordinating such indebtedness to Senior Guarantor Debt, as defined herein or as defined by any substantially similar definition, shall be subordinated and subject in right of payment to the prior payment in full of the indebtedness evidenced by the Debentures, and the Debentures shall be Senior Guarantor Debt as to any such indebtedness evidenced by such notes, debentures, bonds or other securities.

                                     ARTICLE IV-3

                                   Debenture Forms

                    SECTION IV-301. Notation. Debentures issued upon any registration of transfer or exchange of Debentures shall be imprinted by the Trustee with the following notation:

                    Allegheny Teledyne Incorporated, a Delaware corporation, has guaranteed the due and punctual payment of the principal of and premium, if any, and interest on this Security, and the holder of this Security is entitled to the benefits of such guarantee which is, to the extent and in the manner provided in the supplemental indenture mentioned below, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Debt, whether outstanding on the date of such supplemental indenture or thereafter incurred or created, and such guarantee is issued subject to such provisions. Each Holder of this Debenture, by accepting the same (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in such supplemental indenture, and (iii) appoints the Trustee as such Holder's attorney-in-fact for such purpose. Reference is hereby made to the Fourth Supplemental Indenture dated as of August 15, 1996, copies of which are on file with the Trustee, for the precise terms of the guarantee therein made.

                    SECTION IV-302. New Debentures. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to this Fourth Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures, instead of being imprinted as hereinabove provided.

                                     ARTICLE IV-4

                                  General Provisions

                    SECTION IV-401. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to validity or sufficiency of this Fourth Supplemental Indenture.

                    SECTION IV-402. Definitions. Terms used in this Fourth Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                    SECTION IV-403.  Notices, etc. to Trustee and
          Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Fourth Supplemental Indenture to be made upon, given or furnished to, or filed with,

                    (1) the Trustee by the Guarantor shall be sufficient
               for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                    (2) the Guarantor by the Trustee or by any Holder shall
               be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Guarantor.

                    SECTION IV-404. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required to be included in this Fourth Supplemental Indenture by any of the provisions of TIA, such required provision shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                    SECTION IV-405. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                    SECTION IV-406. Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not.

                    SECTION IV-407. Separability Clause. In any case any provision in this Fourth Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    SECTION IV-408. Benefits of Fourth Supplemental Indenture. Nothing in this Fourth Supplemental Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Guarantor Debt and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

                    SECTION IV-409.  Governing Law.  This Fourth
          Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                    SECTION IV-410. Indenture Confirmed. The Indenture, except as herein amended, supplemented or modified, is in all respects ratified and confirmed by this Fourth Supplemental Indenture, and the provisions of this Fourth Supplemental Indenture shall be deemed to be a part of the Indenture.

                    SECTION IV-411. Date. The date of this Fourth Supplemental Indenture is intended as and for a date for the convenient identification of this instrument and is not intended to indicate that this instrument was executed or delivered on said date, it being hereby provided and stipulated that this instrument may be executed and delivered either on said date or before or after said date, and is, in fact, executed and delivered on the dates of the respective certificates of acknowledgement hereto attached.

                    SECTION IV-412. Execution by Trustee. The Trustee has executed this instrument solely on the condition that in addition to any and all rights, powers, privileges and immunities given to it by this instrument, it shall also have and enjoy with respect to this instrument all of the rights, powers, privileges and immunities given to it by the Indenture.

                       [REST OF PAGE INTENTIONALLY LEFT BLANK.]

                                        * * *
                    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

          Attest:                            TELEDYNE, INC.


          /s/ Joel C. Colbourn               By: /s/ William P. Rutledge
          ------------------------------        ---------------------------
          Name:  Joel C. Colbourn                Name:  William P. Rutledge
          Title: Assistant Treasurer             Title: Chief Executive
                                                         Officer



          Attest:                            ALLEGHENY TELEDYNE
                                               INCORPORATED


          /s/ Jon D. Walton                  By: /s/ William P. Rutledge
          ------------------------------        ---------------------------
          Name:   Jon D. Walton                  Name:  William P. Rutledge
          Title:  Vice President -               Title: Chief Executive
                    General Counsel &                    Officer
                    Secretary


          Attest:                            HARRIS TRUST COMPANY OF
                                               CALIFORNIA


          /s/ M. Valoise Douglas             By: /s/ Esther Cervantes
          ------------------------------        ---------------------------
          Name:  M. Valoise Douglas              Name:  Esther Cervantes
          Title: Sr. Trust Officer & V.P.        Title: Assistant Vice President

          STATE OF CALIFORNIA      )
                                   :  ss
          COUNTY OF LOS ANGELES    )


                    On this 13th day of August, in the year 1996, before me, a

          Notary Public in and for said County and State, personally appeared

          William P. Rutledge, known to me to be a Chief Executive Officer of

          Teledyne, Inc., one of the corporations that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

                                        /s/ Frances B. DeVincent
                                        -----------------------------------
                                        Notary Public in and for the
                                        State of California

          STATE OF CALIFORNIA           )
                                        :   ss
          COUNTY OF LOS ANGELES         )


                    On this 13th day of August, in the year 1996, before me, a

          Notary Public in and for said County and State, personally appeared

          William P. Rutledge, known to me to be a President and Chief Executive

          Officer of Allegheny Teledyne Incorporated, one of the corporations that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

                                        /s/ Frances B. DeVincent
                                        -----------------------------------
                                        Notary Public in and for the
                                        State of California

          STATE OF CALIFORNIA      )
                                   :  ss
          COUNTY OF LOS ANGELES    )


                    On this 14th day of August, in the year 1996, before me, a

          Notary Public in and for said County and State, personally appeared

          Esther Cervantes, known to me to be an Assistant Vice President of

          Harris Trust Company of California, one of the corporations that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

                                        /s/ Deane Barbara Harris
                                        -----------------------------------
                                        Notary Public in and for the
                                        State of California






























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